Sub-Item 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

                     INVESCO DIVIDEND GROWTH SECURITIES FUND
                         INVESCO FUNDAMENTAL VALUE FUND
                           INVESCO S&P 500 INDEX FUND




The Funds are new funds that were formed to acquire the assets and liabilities of a predecessors fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending August 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's report on the financial statements of the funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with their reports.


(Letter dated October 29, 2010 from Deloitte & Touche LLP is attached as Attachment A to this exhibit.)

ATTACHMENT A
October 29, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561


Dear Sirs/Madams:

We have read Item 77K of AIM Counselor Series Trust (Invesco Counselor Series Trust) Form N-SAR dated October 29, 2010, which includes Invesco Dividend Growth Securities Fund, Invesco Fundamental Value Fund, and Invesco S&P 500 Index Fund, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP